Exhibit (c)(7)

 DRAFT | Confidential  Preliminary | Subject to Further Review and Evaluation  January 2025  Project Alpha  Special Committee Materials

 CONFIDENTIAL | DRAFT  2  Agenda  Echo Ability to Pay & Earnings Impact Analysis  Perspectives on Pro Forma Impact to Alpha of Illustrative Target  Echo + Alpha Synergies Analysis

 Echo Ability to Pay & Earnings Impact Analysis

 Valuation Statistics  Statistic  $15,366  $16,007  $16,655  $17,299  $17,943  $18,587  $19,231  $19,876  $20,520  V.-ilue Excludi  Ecl10 Stake  $6,652  $6,932  $7,215  $7,496  $7,777  $8,058  $8,339  $8,620  $8,901  EV / NTM Revenue  11,239  12.3x  12.Sx  13.3x  13.Sx  14.3x  14.9x  15.4x  15.9x  16.4x  Equity Value / NTM LFCF  381  40.4x  42.0x  43.7x  45.4x  47.lx  48.Sx  50.5x  52.2x  53.9x  Assumin No Sale of Safe!l'.& Pcoductivi!l'.  Sources of Funds  Combined Balance Sheet Cash  $1,453  $1,453  $1,453  $1,453  $1,453  $1,453  $1,453  $1,453  $1,453  Drawdown of Revolving Credit Facility  4,500  4,500  4,500  4,500  4,500  4,500  4,500  4,500  4,500  New Debt Raised  841  1,129  1,420  1,710  1,999  2,289  2,579  2,868  3,158  Total Sources  $6,794  $7,082  $7,373  $7,663  $7,953  $8,242  $8,532  $8,821  $9,111  Uses of Funds  Purchase of Alpha Outstanding Shares  $6,652  $6,932  $7,215  $7,496  $7,777  $8,058  $8,339  $8,620  $8,901  Fees and E enses  141  150  158  167  176  184  193  201  210  Total Uses  $6,794  $7,082  $7,373  $7,663  $7,953  $8,242  $8,532  $8,821  $9,111  Pro Forina Levera e  LTM Gross Leverage at Txn. Close (3/31/25)  $4,121  2.8x  2.8x  2.9x  2.9x  3.0x  3.lx  3.lx  3.2x  3.3x  LTM Net Leverage at Txn. Oose (3/31/25)  2.4x  2.5x  2.6x  2.6x  2.7x  2.7x  2.Sx  2.9x  2.9x  FY25E Gross Levera e w/ Pa down  15,043  2.Sx  2.Sx  2.6x  2.6x  2.7x  2.8x  2.8x  2.9x  2.9x  FY25E Net Leverage (w/ Paydown)  2.2x  2.2x  2.3x  2.3x  2.4x  2.5x  2.5x  2.6x  2.6x  FY26E Gross Leverage (w/ Paydown)  15,397  1.8x  1.9x  1.9x  2.0x  2.lx  2.lx  2.2x  2.2x  2.3x  FY26E Net Leverage (w/Paydown)  1.5x  1.6x  1.7x  1.7x  1.Sx  1.Sx  1.9x  1.9x  2.0x  Highly Preliminary - DRAFT  Echo Ability to Pay Analysis  Echo Consolidated B/S Cash (Includes Alpha)  (+) Echo Consolidated FCF to 3/31/25 (Includes Alpha)  (-) Cash Used for Sha.re Repurchases and Dividend Payments (1)  (-) illustrative l\finimum Cash  Illustrative Excess Cash Available foe Transaction  $3,588  1,299  (1,933)  (1,500)  $1,453  Assumes Illustrative Transaction Close of 3 / 31 / 25; No Sale of Safety & Productivity Business  Moody's has indicated that Echo could support leverage up to ~3.0x before risk of a credit downgrade<2l  Echo has an undrawn $3.SBn revolving credit facility, with the option to increase its aggregate commitment by up to $1.0Bn at an interest rate of SOFR + 0.905% based on Echo's current A2 debt rating  ' '  .  Illustrative Share Price:  $240.00  Imp!ted Prrmmm  lo C11m11/:  (4%)   E  p  $260.00  $270.00  $280.00  $290.00  $300.00  $310.00  $320.00  4%  8%  12%  16%  20%  24%  28%  E.dJoFY25E..EBlTD.A.WH OIi a (t»l!o/ith:td Hsis(indlldin1,Alpb4)far tbt ptriodt11dtd S ttr JO, 2025.  C-latalyst  PAiC'rNf!U,  s :A9&1PrtliJ!lti11a,yZ14o tPN11p1mid«l"7A4>lxl. asefDt(tf/1/NT2024. E.dJoft11aMiabptr FllttSttat1dtmpa,,y filii't.14sof]at111a,y2. 2025. (J)  N«t:A.slN.ltffl ilhl1tmiff trrlM«1#11 f.Hl1t llfMarr.bJ1. 2025.As1U1t1115B1111tillilltlim tasb 4.85%(t)/1 efdtk. tltUi SOFR. f'fJfl asmt If wb j,r1p.t.  AslUltl ftMl.biJltmditfad51J iJpaidd4WII •ilbdJ!!t:XJ:ISI fttt tasbjh:P§llffl#td.  Ptr Em, 8-Kfar tbtptriodmdtd Stp1t1111NTJO, 2024. &ltd1»1I0.6& 'f 411Mlillad di1idmdpaymm1farH1'FY.?5.E.l1.0B11II/slwt r,p,ml,o1tsJttJIWlll(td  4  CONFIDENTIAL I DRAFI  farQ,1FY2J.E. a,,d~JJ'/4ofrmtlini11gl1.0BII IfJttJMlillttd filt4lJ'tt1r1&zrtrtpli1rba1t1farQ2FY2JE. Ptr MtJodJ'1A2 fn#{J(' nltOlffli ttpon01efFtffltaty202.J.  c1t1  (2)

 Hig  hly Preliminary-DRAFT I  Echo Earnings Per Share Impact Analysis  .Transaction Assumptions:  . All-cash transaction  Illustrative transaction close of 3/31/25  Financed usingundrawn RCF at SOFR + 0.975% & incremental  . new debt at 4.85% interest rate  Tax rate of 21%  . Forgone cash rate based on quarterly SOFR  M&A fee of 2.0%, financing fee of 1.0%  Assumes Illustrative Transaction Close of 3 / 31 / 25; No Sale of Safety & Productivity Business  Echo publicly announced that they expect the impact of the Alpha squeeze-out to be EPS neutral in FY25 with synergies  )  (1i\!M,x, apr pff-shart a111011n11)  Echo Proposal  Current  Illustrath•e Share Price:  $240.00  $260.00  $2i0.00  $280.00  $290.00  $300.00  $310.00  $320.00  Implted Prw111m to C11rrent:  (4%  lllllllllllllrl  4%  8%  12%  16%  20%  24%  28%  Assuming No Sale of Safety & Productivity  Alpha Preliminary Management Plan (2)  FY25E Pro Forrna EPS  $5.96  $5.89  $5.88  $5.87  $586  $5.85  $5.84  $5.83  $5.82  $5.81  FY25B I Acmtion I Dil1ltion  (10.08)  (10.09)  (10.10)  (10.11)  (10.12)  {10.13)  (10.14)  (10.15)  (10.16)  PY25E % Accretion / Dilution  (1.3%)  (1.4%)  (1.6%)  (1.8%)  (1.9%)  (2.1%)  (2.3%)  (2.4%)  (2.6%)1  Prr-Tax Syne!!Jts Netdtd / (Cusbion) lo Bttahl:en  iJJJtjJtk  154  161  168  175  182  190  197  1104  1111  % of Alpba H2'FY25 opBx  1255  21%  24%  27%  30%  32%  35%  38%  41%  43%  Alpha Street (3)  FY25E Pro Forrna EPS  $5.96  $5.93  $5.92  $5.91  $590  $5.89  $5.88  $5.87  $5.86  $5.85  FY25B I Acmtion I Dil1ltion  (10.03)  (10.04)  (10.05)  (10.06)  (IO.o7)  (10.08)  (10.09)  (10.10)  (10.11)  PY25E % Accretion / Dilution  (0.5%)  (0.7%)  (0.8%)  (1.0%)  (1.2%)  (1.3%)  (1.5%)  (1.7%)  (1.8%)1  Prr-Tax Syne!!Jts Netdtd / (Cusbion) lo Bttahl:en  iJJJtjJtk  122  129  136  143  150  157  164  171  178  % of Alpba H2'FY25 opBx  1248  9%  12%  14%  17%  20%  23%  26%  29%  32%  Alpha Preliminary Management Plan (2)  FY26E Pro Forrna EPS  $6.52  $6.49  $6.47  $6.45  $6.43  $6.40  $6.38  $6.36  $6.34  $6.32  FY26B I Acmtion I Dil1ltion  (10.04)  (10.06)  {10.08)  (10.10)  (10.12)  (10.14)  (10.16)  (10.18)  (10.20)  PY26E % Accretion / Dilution  (0.5%)  (0.9%)  (1.2%)  (1.5%)  (1.8%)  (2.1%)  (2.5%)  (2.8%)  (3.1%)  Prr-Tax Syne!!Jts Netdtd / (Cusbion) lo Bttahl:en  Statistic  125  139  154  169  183  198  1112  1127  1142  % of Alpba FY26 opBx  1516  5%  8%  10%  13%  16%  19%  22%  25%  27%  Alpha Street (3)  Stando/om  FY26E Pro Forrna EPS  $6.52  $6.49  $6.47  $6.45  $6.43  $6.41  $6.39  $6.36  $6.34  $6.32   FY26B I Acmtion I Dil1ltion 0.03  '10.05  '10.08  0.10  0.12  0.14  0.16  0.18  '10.20  PY26E % Accretion / Dilution (0.5%)  (0.8%)  (1.2%)  (1.5%)  (1.8%)  (2.1%)  (2.4%)  (2.8%)  (3.1%)  Prr-Tax Syne!!Jts Netdtd / (Cusbion) lo Bttahl:en Statistic 124  138  153  168  182  197  1111  1126  1141  % of Alpba FY26 opBx 1483 5%  8%  11%  14%  17%  20%  23%  26%  29%  5  s : E.d,oft11aMiabptrF«tStttllldfilingsas'(]IWl#fY 2. 2025.  No:t: A.slN.ltffl ilhlstmiff trrlM«1#11 f.Hlst llfMarr.b)1. 2fJ2J.All/Ulttl11.5B1111tilliJltRm tasb  As111111t1 ftMl.bi.ittmditfad51J iJpaidd4W1I •ilbdJ!! t:XJ:ISS fm tasbjh:P td.  (J)  411ap,ef«tio11siasdtm W-411Stntt.Alll!J.'ltfl'J>4r1Smttm t#IIRl#JIIfSfim.tm, J>fffidd  -slfNa.'ttllNT2024.po1tQ1'FY25l#f'llfflt1-  4.85%(t)f1efdtk. tltUi SOFR. f'(Jfl as mt If wl, j,rp.t.  (1) C4tb.,, .. Mt,_ mdNdtJ,jfrd,jl2.O1JJ,f sb.m,,,.,,..,,,.,.11.m. ,j dnwnsdp,y-11pllllmtdfa,FY25£.ptrE,t,,8-Kfar tht"""'"""'  S,p,,,mJO. 2024.  (2) A9b#Pniim;,,,:,. Ptm,pr,,;dtd;_,A4>"'1.'44n-a,,jDt,,,.;,,202•.  CONFIDENTIAL I DRAFI  C-latalyst  PAiC'rNf!U,  c1t1

Highly Preliminary – DRAFT

Echo Ability to Pay Analysis

Echo Consolidated B/S Cash (Includes Alpha)	$3,588
(+) Echo Consolidated FCF to 3/31/25 (Includes Alpha)	1,299
(-) Cash Used for Share Repurchases and Dividend Payments (1)	(1,933)
(-) Illustrative Minimum Cash	(1,500)
Illustrative Excess Cash Available for Transaction	**$1,453**
(+) Illust. Cash Generated from Sale of Safety & Productivity (4)	3,819
Illustrative Excess Cash Available for Transaction incl. Sale	**$5,273**

Assumes Illustrative Transaction Close of 3/31/25; Sale of Safety & Productivity Business

Moody's has indicated that Echo could support **leverage up to ~3.0x before risk of a credit downgrade**(2)

Echo has an undrawn $3.5Bn revolving credit facility, with the option to increase its aggregate commitment by up to $1.0Bn at an interest rate of SOFR + 0.905% based on Echo's current A2 debt rating

($MM, except per-share amounts)

		Echo Proposal	Current							
Illustrative Share Price:		$240.00	$249.95	$260.00	$270.00	$280.00	$290.00	$300.00	$310.00	$320.00
Implied Premium to Current:		*(4%)*	*-*	*4%*	*8%*	*12%*	*16%*	*20%*	*24%*	*28%*
Valuation Statistics	*Statistic*									
Fully-Diluted Equity Value		$15,366	$16,007	$16,655	$17,299	$17,943	$18,587	$19,231	$19,876	$20,520
Fully-Diluted Equity Value Excluding Echo Stake		***$6,652***	***$6,932***	***$7,215***	***$7,496***	***$7,777***	***$8,058***	***$8,339***	***$8,620***	***$8,901***
EV / NTM Revenue	*$1,239*	12.3x	12.8x	13.3x	13.8x	14.3x	14.9x	15.4x	15.9x	16.4x
Equity Value / NTM LFCF	*381*	40.4x	42.0x	43.7x	45.4x	47.1x	48.8x	50.5x	52.2x	53.9x
Assuming Sale of Safety & Productivity										
Sources of Funds										
Combined Balance Sheet Cash		$5,273	$5,273	$5,273	$5,273	$5,273	$5,273	$5,273	$5,273	$5,273
Drawdown of Revolving Credit Facility		1,615	1,900	2,189	2,475	2,762	3,049	3,336	3,622	3,909
New Debt Raised		-	-	-	-	-	-	-	-	-
Total Sources		**$6,888**	**$7,173**	**$7,461**	**$7,748**	**$8,035**	**$8,321**	**$8,608**	**$8,895**	**$9,182**
Uses of Funds										
Purchase of Alpha Outstanding Shares		$6,652	$6,932	$7,215	$7,496	$7,777	$8,058	$8,339	$8,620	$8,901
Fees and Expenses		235	241	247	252	258	263	269	275	280
Total Uses		**$6,888**	**$7,173**	**$7,461**	**$7,748**	**$8,035**	**$8,321**	**$8,608**	**$8,895**	**$9,182**
Pro Forma Leverage	*EBITDA (3)*									
LTM Gross Leverage at Txn. Close (3/31/25)	*$4,352*	**2.1x**	**2.2x**	**2.3x**	**2.3x**	**2.4x**	**2.5x**	**2.5x**	**2.6x**	**2.7x**
LTM Net Leverage at Txn. Close (3/31/25)		1.8x	1.9x	1.9x	2.0x	2.1x	2.1x	2.2x	2.3x	2.3x
FY25E Gross Leverage (w/ Paydown)	*$4,673*	**1.8x**	**1.9x**	**2.0x**	**2.0x**	**2.1x**	**2.2x**	**2.2x**	**2.3x**	**2.3x**
FY25E Net Leverage (w/ Paydonw)		1.5x	1.6x	1.6x	1.7x	1.8x	1.8x	1.9x	2.0x	2.0x
FY26E Gross Leverage (w/ Paydown)	*$5,013*	**1.5x**	**1.5x**	**1.5x**	**1.5x**	**1.5x**	**1.5x**	**1.5x**	**1.6x**	**1.7x**
FY26E Net Leverage (w/Paydown)		1.2x	1.2x	1.2x	1.2x	1.2x	1.2x	1.2x	1.3x	1.4x

Source: Alpha Preliminary Management Plan provided by Alpha Management as of December 2024. Echo financials per FactSet and company filings as of January 2, 2025.
Note: Assumes illustrative transaction close of March 31, 2025. Assumes $1.5Bn minimum cash balance, 4.85% cost of debt, and SOFR rate as cost of cash foregone. Assumes revolving credit facility is paid down with any excess free cash flow generated.
(1) Per Echo 8-K for the period ended September 30, 2024. Based on $0.6Bn of announced dividend payments for H1 FY25E, $1.0Bn of share repurchases announced for Q1 FY25E, and ~33% of remaining $1.0Bn of announced fiscal year share repurchases for Q2 FY25E.
(2) Per Moody's A2 senior unsecured report as of February 2023.
(3) Echo FY25E EBITDA shown on a consolidated basis (including Alpha) for the period ended September 30, 2025.
(4) Based on illustrative 12.0x EV / EBITDA multiple and a 15% tax rate. Safety & Productivity segment EBITDA based on FactSet mean consensus estimates as of January 2, 2025.

6

CONFIDENTIAL | DRAFT

Catalyst Partners

citi

Highly Preliminary – DRAFT

Echo Earnings Per Share Impact Analysis

Transaction Assumptions:

- All-cash transaction
- Illustrative transaction close of 3/31/25
- Financed using undrawn RCF at SOFR + 0.975% & incremental new debt at 4.85% interest rate
- Tax rate of 21%
- Forgone cash rate based on quarterly SOFR
- M&A fee of 2.0%, financing fee of 1.0% for Alpha purchase; M&A fee of 1.5% for S&P sale
- Illustrative ~12x NTM EBITDA street consensus estimates assumed for cash proceeds in sale of S&P
- Assumes incremental interest on cash generated from S&P sale proceeds at SOFR

Assumes Illustrative Transaction Close of 3/31/25; Sale of Safety & Productivity Business

Accretion / dilution analysis compares Echo status quo against pro forma Echo adjusted for Alpha squeeze-out & S&P divestiture. Echo publicly announced that they expect the impact of the Alpha squeeze-out to be EPS neutral in FY25 with synergies

($MM, except per-share amounts)

			Echo Proposal	Current							
	Illustrative Share Price:		$240.00	$249.95	$260.00	$270.00	$280.00	$290.00	$300.00	$310.00	$320.00
	Implied Premium to Current:		*(4%)*	*-*	*4%*	*8%*	*12%*	*16%*	*20%*	*24%*	*28%*
	Assuming Sale of Safety & Productivity										
Echo FY25 (Ending September 30, 2025)	**Alpha Preliminary Management Plan (2)**	*Standalone*									
	FY25E Pro Forma EPS	$5.96	$5.77	$5.76	$5.75	$5.74	$5.73	$5.72	$5.71	$5.70	$5.69
	FY25E $ Accretion / Dilution		*($0.19)*	*($0.20)*	*($0.21)*	*($0.22)*	*($0.23)*	*($0.24)*	*($0.25)*	*($0.26)*	*($0.27)*
	FY25E % Accretion / Dilution		(3.2%)	(3.4%)	(3.5%)	(3.7%)	(3.9%)	(4.0%)	(4.2%)	(4.4%)	(4.5%)
	Pre-Tax Synergies Needed / (Cushion) to Breakeven	*Statistic*	*$136*	*$143*	*$150*	*$157*	*$164*	*$171*	*$178*	*$185*	*$192*
	% of Alpha H2'FY25 OpEx	*$255*	*53%*	*56%*	*59%*	*62%*	*64%*	*67%*	*70%*	*73%*	*75%*
	Alpha Street (3)	*Standalone*									
	FY25E Pro Forma EPS	$5.96	$5.82	$5.81	$5.80	$5.79	$5.78	$5.77	$5.76	$5.75	$5.74
	FY25E $ Accretion / Dilution		*($0.15)*	*($0.16)*	*($0.17)*	*($0.18)*	*($0.18)*	*($0.19)*	*($0.20)*	*($0.21)*	*($0.22)*
	FY25E % Accretion / Dilution		(2.4%)	(2.6%)	(2.8%)	(2.9%)	(3.1%)	(3.3%)	(3.4%)	(3.6%)	(3.8%)
	Pre-Tax Synergies Needed / (Cushion) to Breakeven	*Statistic*	*$104*	*$111*	*$118*	*$125*	*$132*	*$139*	*$146*	*$153*	*$160*
	% of Alpha H2'FY25 OpEx	*$248*	*42%*	*44%*	*47%*	*50%*	*53%*	*56%*	*59%*	*61%*	*64%*
Echo FY26 (Ending September 30, 2026)	**Alpha Preliminary Management Plan (2)**	*Standalone*									
	FY26E Pro Forma EPS	$6.52	$6.25	$6.23	$6.21	$6.19	$6.18	$6.16	$6.14	$6.12	$6.10
	FY26E $ Accretion / Dilution		*($0.27)*	*($0.29)*	*($0.31)*	*($0.33)*	*($0.35)*	*($0.37)*	*($0.39)*	*($0.41)*	*($0.43)*
	FY26E % Accretion / Dilution		(4.2%)	(4.5%)	(4.8%)	(5.0%)	(5.3%)	(5.6%)	(5.9%)	(6.2%)	(6.5%)
	Pre-Tax Synergies Needed / (Cushion) to Breakeven	*Statistic*	*$192*	*$204*	*$218*	*$231*	*$244*	*$258*	*$272*	*$285*	*$299*
	% of Alpha FY26 OpEx	*$516*	*37%*	*40%*	*42%*	*45%*	*47%*	*50%*	*53%*	*55%*	*58%*
	Alpha Street (3)	*Standalone*									
	FY26E Pro Forma EPS	$6.52	$6.25	$6.23	$6.21	$6.20	$6.18	$6.16	$6.14	$6.12	$6.10
	FY26E $ Accretion / Dilution		*($0.27)*	*($0.29)*	*($0.31)*	*($0.33)*	*($0.35)*	*($0.37)*	*($0.39)*	*($0.41)*	*($0.42)*
	FY26E % Accretion / Dilution		(4.2%)	(4.4%)	(4.7%)	(5.0%)	(5.3%)	(5.6%)	(5.9%)	(6.2%)	(6.5%)
	Pre-Tax Synergies Needed / (Cushion) to Breakeven	*Statistic*	*$191*	*$204*	*$217*	*$230*	*$243*	*$257*	*$271*	*$285*	*$298*
	% of Alpha FY26 OpEx	*$483*	*39%*	*42%*	*45%*	*48%*	*50%*	*53%*	*56%*	*59%*	*62%*

Source: Echo financials per FactSet and company filings as of January 2, 2025.
Note: Assumes illustrative transaction close of March 31, 2025. Assumes $1.5Bn minimum cash balance, 4.85% cost of debt, and SOFR rate as cost of cash foregone. Assumes revolving credit facility is paid down with any excess free cash flow generated. Assumes S&P EPS contribution of 0.47 and 0.49 in FY24 & FY25, respectively.

(1) *Cash impact on net leverage includes effect of $2.0Bn of share repurchases and $1.2Bn of dividend payments planned for FY25E, per Echo 8-K for the period ended September 30, 2024.*
(2) *Alpha Preliminary Management Plan provided by Alpha Management as of December 2024.*
(3) *Alpha projections based on Wall Street Analyst reports mean consensus estimates provided by Alpha Management as of November 2024, post Q1'FY25 earnings.*
(4) *Based on illustrative 12.0x EV / EBITDA multiple and a 15% tax rate. Safety & Productivity segment EBITDA based on FactSet mean consensus estimates as of January 2, 2025.*

7

CONFIDENTIAL | DRAFT

Catalyst PARTNERS

citi

 Perspectives on Pro Forma Impact to Alpha of Illustrative Target

 ---Hi-ghly Preliminary - DRAFT  Illustrative Alpha + Illust. Target FCF Per Share Impact Analysis  Assumes IllustrativeTransaction Close of 6/ 30/ 25  ($MM, except per-share amo1111ts)  Alpha Management estimates annual revenue synergies to reach ~$10MM in Year 4, ramping ratably from ~$3MM in Year 2. At an illustrative contribution margin of70% today, every $3MM in revenue synergies would imply an additional ~$0.04 FCF / share and drive -0.6% accretion  Transaction Assumptions:  All-cash transaction  Illusuative 11:ansaction close of FY25 (6/YJ/2'5)  Minimum cash balance of $200MM  Financed usingcash on hand & debt at SOFR +  l SObps; debt piUd down with excess FCF Tax rate of 20%  Fo,:gone cash rate based on SOFR  Transaction fees/expenses of$25MM  Illustrative  Purchase  Price:  Implied CY25E Revenue Transaction Multiple:  -  100%Cash  $1  $1  $1  8.3x  9.4x  10.6x  - - -  Alpha Prelim. Mgmt. Plan+ Illustrative Target (1)(2)  Pro Forma FCF per Share  Alpha FY26  (Ending June 30,  2026)  !¾ Accretion / (Dilution) excl. Synergies  Pre-Tax Syn-e'l}es Needed/ (Cushion) to Breakeven  (11.8)  Alpha Street + Illustrative Target (2)(3)  Pro Forma FCF per Share  !¾ Accretion / (Dilution) excl. Synergies  Pre-Tax Syn-e'l}es Needed/ (Cushion) to Breakeven  $5.0  - - -  $11.1  -  ($1.2)  Alpha Prelim. Mgmt. Plan+ Illustrative Target (1)(2)  Standalone  Alpha FY27  (Ending June 30,  2027)  Pro Forma FCF per Share  $5.0  - - -  $11.1  -   $ Accretion I   ¾Accretion ies  Pre-Tax Syn-e'l}es Needed/ (Cushion) to Breakeven  ($33.9)  - -  ($33.9)  -  ($21.1)  -  Alpha Street + Illustrative Target (2)(3)  Pro Forma FCF per Share  $Accretion I  Pre-Tax Syn-e'l}es Needed/ (Cushion) to Breakeven  ($32.1)  ($21.6)  ($20.6)  9  N,r,:1/hamri,1"'1!1.fo,,mdah .,,.,.,sJ95MM a.J l118MMfor FY26E m,J FY27E, nsp,m,,!:,, at 28-29%UCF 1m1,zm<  {1) 41,a Prrlimwry M,,,,,z,,,,,.,Planp,,,idtd Ma"'Pmra, oj'Dmmt,,,202'.  {2) 1/1,um,r;,,, T"'l''projtmd fo,,md,ls pr,,idtd Ma_,.,asofN..,,.t,,,202'.  (J} 4ha p1tljtttitms lwd 011 WaPStrtttAM!J•st rtpom IJlt411 (f)IIJtJUkS tstimm.spm>ided  Afamrgt,m111 (J_J ofNM't111lttr2024»ptmQ1 'FY25 Mmittgs.  CONFIDENTIAL I DRAFI

 Echo + Alpha Synergies Analysis

Highly Preliminary – DRAFT

Overview of Alpha Management Projected Revenue & Cost Synergies

	FY25	FY26	FY27	FY28	FY29	FY30
Unactioned 2021 Revenue Synergies (1)	-	$21	$51	$71	$92	$99
Squeeze Out Revenue Synergies (assumes 50% take-rate on unactioned 2021 synergies)	-	10	25	35	46	50
Total Revenue Synergies	-	**$31**	**$76**	**$106**	**$138**	**$149**
(x) Adj. EBITDA Contribution Margin	-	*87%*	*86%*	*85%*	*83%*	*79%*
Adj. EBITDA Revenue Synergies	**-**	**$27**	**$66**	**$90**	**$115**	**$118**
Adj. EBITDA Cost Synergies (1)	**$9**	**$75**	**$104**	**$110**	**$115**	**$120**
Total Adj. EBITDA Synergies (2)	**$9**	**$103**	**$172**	**$204**	**$237**	**$248**
Total Unlevered Free Cash Flow Synergies (3)	**$7**	**$60**	**$93**	**$121**	**$154**	**$195**
Revenue Synergies as % of Alpha Revenue	-	*3%*	*5%*	*6%*	*7%*	*7%*
Cost Synergies as % of Non-GAAP OpEx	-	*13%*	*17%*	*17%*	*17%*	*16%*
Cost Synergies as % of Non-GAAP COGS + OpEx	-	*10%*	*13%*	*13%*	*13%*	*12%*

Source: Alpha Management.

Note: Unactioned 2021 revenue synergy derived from GACV synergy assumptions across SSE and HAT with 3% contract escalation assumed. Revenue synergies driven by bookings with 61% recognized upfront, 32% recognized ratably over contact term and 7% recognized ratably as interest (excluded above). Squeeze out synergies project 25% expansion of GACV from 2021 plan. Cost synergies are inclusive of stock-based compensation.

(1) Unactioned 2021 revenue synergies derived from GACV synergies across SSE & HAT with 3% contract escalation assumed. Revenue synergies assume 61% of bookings recognized upfront, 32% recognized ratably over contract term and 7% recognized as ASC 606 interest. Squeeze out synergies project 50% expansion of GACV from unactioned 2021 ACV synergies. Cost synergies assume 100% ramp by FY27E and are inclusive of direct public company costs, HR & finance, G&A overhead, R&D productivity and stock-based compensation.

(2) Includes interest.

(3) UFCF = Pre-tax synergies less cash taxes of 20% Alpha tax rate applied to Adj. EBITDA Synergies. Pre-tax synergies detail available on page 16.

11

Qatalyst PARTNERS

CONFIDENTIAL | DRAFT

Highly Preliminary – DRAFT

Cost Synergies Benchmarking Across Selected Technology Transactions

Revenue Synergies		
	Amount ($)	% of Target Sales
Altair / Siemens	$500	71%
Livongo / Teladoc	100	24%
Alpha / Echo (2021) (12)	131	18%
Zynga / Take-Two	500	16%
Ansys / Synopsys	400	16%
RIB / Schneider	44	14%
Ixia / Keysight	50	10%
IHS Markit	350	8%
Black Knight / ICE	125	8%
Alpha / Echo	149	7%
WageWorks / HealthEquity	27	6%
Mentor Graphics / Siemens	54	4%
TSYS / Global Payments	100	2%

Announced Cost Synergies as a % of Target OpEx



Median: 22%
Alpha FY30 Synergies: 16%
87%
61%
54%
49%
46%
40%
39%
39%
38%
38%
38%
36%
35%
34%
27%
27%
27%
26%
26%
25%
22%
22%
21%
21%
20%
19%
19%
19%
17%
17%
17%
15%
14%
11%
11%
11%
9%
9%
6%
4%
4%
Avast / NortonLifeLock
ironSource / Unity (1)
TriQuint / RFMD
Microsemi / Microchip
Inphi / Marvell (2)
Spansion / Cypress
Linear / Analog Devices
Micro Focus / Open Text (3)
Cavium / Marvell
Maxim / Analog Devices
Hortonworks / Cloudera
Altair / Siemens
SanDisk / Western Digital
Ansys / Synopsys
Novellus / Lam Research
IHS Markit / S&P Global (2)
Advent Software / SS&C
Broadcom / Avago
First Data / Fiserv
Xilinx / AMD
Business Objects / SAP (4)
LSI / Avago
Citrix GoTo / LogMeIn, Inc. (5)
Rudolph / Nanometrics
Black Knight / ICE
Worldpay / FIS (6)
Ixia / Keysight (2)
NATI / Echo
AVEVA / Schneider Electric (7)
Livongo / Teladoc
LifeLock / Symantec
Alpha / Echo
Mentor Graphics / Siemens (1)
TSYS / Global Payments (8)
Ticketmaster / Live Nation
Xperi / TiVo (9)
Veritas Software / Symantec (10)
Takeaway / Just Eat
Zynga / Take-Two
LinkedIn / Microsoft
Raytheon / UTC (11)
Legend
Echo Transactions

Announced Cost Synergies as a % of Target COGS + OpEx



Median: 14%
Alpha FY30 Synergies: 12%
61%
50%
30%
29%
29%
28%
24%
23%
22%
21%
20%
20%
19%
19%
17%
16%
16%
15%
14%
14%
13%
13%
13%
12%
12%
12%
11%
11%
11%
10%
10%
9%
8%
7%
5%
4%
4%
4%
3%
-
-
Avast / NortonLifeLock
ironSource / Unity (1)
Hortonworks / Cloudera
IHS Markit / S&P Global (2)
Ansys / Synopsys
Altair / Siemens
Micro Focus / Open Text (3)
Inphi / Marvell (2)
Microsemi / Microchip
Cavium / Marvell
Linear / Analog Devices
Black Knight / ICE
Worldpay / FIS (6)
Maxim / Analog Devices
TriQuint / RFMD
Business Objects / SAP (4)
Advent Software / SS&C
AVEVA / Schneider Electric (7)
Ixia / Keysight (2)
Xilinx / AMD
First Data / Fiserv
Livongo / Teladoc
LifeLock / Symantec
Alpha / Echo
Spansion / Cypress
NATI / Echo
Broadcom / Avago
Mentor Graphics / Siemens (1)
SanDisk / Western Digital
Novellus / Lam Research
LSI / Avago
Rudolph / Nanometrics
Xperi / TiVo (9)
Veritas Software / Symantec (10)
Takeaway / Just Eat
Zynga / Take-Two
Raytheon / UTC (11)
LinkedIn / Microsoft
Ticketmaster / Live Nation
Citrix GoTo / LogMeIn, Inc. (5)
TSYS / Global Payments (8)

Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research. Micro Focus and CSC / HPE statistics per HPE management.
Note: All operating statistics represented on an NTM basis.

(1) Synergies at announcement assumed to be cost synergies.
(2) Run-rate synergies shown per company filing.
(3) Synergies as a % of operating statistics estimated based on FY22E Total Expenses per Jefferies report dated June 22, 2022.
(4) Synergies as a % of operating statistics estimates for SAP and Business Objects based on NTM operating expenses per Wedbush
(5) Synergies as a % of operating statistics estimates based on CY16E operating expenses per JPM report dated July 27, 2016. Revenue minus EBITDA used as proxy for Citrix GoTo operating expenses.
(6) Synergies as a % of operating statistics estimated based on CY19E Operating Expenses per JPM report dated February 26, 2019.
(7) Reported £25M of cost synergies. Assumes GBP/USD conversion of 1.303.
(8) Revenue less EBITDA used as proxy for TSYS OpEx.
(9) Synergies as a % of operating statistics estimated based on CY20E Cost of Revenue & Operating Expenses per RBC report dated November 6, 2019.
(10) Synergies as a % of operating statistics estimated based on announced LTM statistics per FactSet and company filings.
(11) Synergies as a % of operating statistics estimated based on CY20E Cost of Revenue & Operating Expenses per JPM report dated April 26, 2019.
(12) Implied $70MM Revenue Synergies at time of announce / 53% AZPN Margin =$131MM.

12

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

citi

 Illust. (20%) Discount to Mgmt.  FY.JO Cost Syn.: $96MM  Al12ha Management (2)  FY.JO Cost Syn.: $120MM  Illrnu, (2ll0fq) Di12s;;g11u1112Mgmt,  FY.JO Cost Syn.: $96MM  Al12ha Management (2)  FY.JO Cost S .:$120MM  Illust. (20%) Discount to Mgmt.  $35.23  $43.02  $50.81  $33.99  $41.48  $48.98  $32.80  $40.01  $47.24  FY.JO Cost Syn.: $96MM  17%  17%  17%  17%  17%  17%  17%  17%  17%  Al12ha Management (2)  $39.56  $48.28  $57.00  $38.16  $46.55  $54.95  $36.83  $44.90  $53.00  FY.JO Cost Syn.: $120MM  19%  19%  19%  19%  19%  19%  19%  19%  19%   llh11a1. 20°i<al!a::s=winw 112 Mg;wt.   $43.88  $53.54  $63.20  $42.33  $51.62  $60.93  $40.86  $49.80  $58.76  FY30 Cost Syn.: $144MM  21%  21%  21%  21%  21%  21%  21%  21%  21%  $39.31  $48.02  $56.73  $37.92  $46.30  $54.68  $36.59  $44.65  $52.73  19%  19%  19%  19%  19%  19%  19%  19%  19%  $43.63  $53.27  $62.92  $42.09  $51.37  $60.65  $40.62  $49.55  $58.49  21%  21%  21%  21%  21%  21%  21%  21%  21%  Illust. 20% Premium to Mgmt.  $47.96  $58.53  $69.11  $46.26  $56.44  $66.62  $44.65  $54.44  $64.25  FY30 Cost Syn.: $144MM  23%  23%  23%  23%  23%  23%  23%  23%  23%  $43.39  $53.01  $62.64  $41.85  $51.11  $60.38  $40.39  $49.29  $58.22  21%  21%  21%  21%  21%  21%  20%  21%  21%  $47.71  $58.27  $68.83  $46.02  $56.18  $66.35  $44.41  $54.19  $63.98  23%  23%  23%  23%  23%  23%  23%  23%  23%  Illust. 20% Premium to Mgmt.  $52.03  $63.53  $75.02  $50.20  $61.25  $72.32  $48.44  $59.08  $69.74  FY30 Cost Syn.: $144MM  25%  25%  25%  25%  25%  25%  25%  25%  25%  Highly Preliminary - DRAFT  Illustrative Present Value of Synergies per Share Sensitivity Analysis  Legend  $ Value of f}nergies per share  % Premium to Standalone DCF  , , ,,  '$MM h  Illustrative Present Value of Synergies per Share  Discount Rate:  9.5% 10.375%  11.25%  -------------30.0x25.0x20.0x -------------30.0x25.0x20.0x  Ten ni n al NTM  UFCF Multiple:  20.0x  25.0x  30.0x  Cost Synergy Sensitivity {EBITDA)  Nott: Pmt111FtllNt as efStp1t111lttr JO, 2024. AsJJOflft.s111idptriod diKoN11ri,,_cgo/fHllliq11.  C-t_ataly:st  PARTNERS  13  {1)  com11m1sharts ok11rudi•g as oJOmkr O, 2024 ptr 4ha 10-Q,.for rhtptmdtttdtd Stptt1J1'1tOr , 2024. BSUs, PSU1» a!ld ,priot,s tJStf N91,1t111k,22, 2024 ptr Alpha 111anagt111t11t. Fllfh....Jibmd 1ha1tScaladtatd N.Ji•g manny sr«i: IIHfbod. A#>J,a kthJKt shtttsktrisriaptr  10Q.for  ti,,p,md md,d Stpm,J,,r JO, 2024.  {2)  p,, Ma'"'!!"""' Phnp,,,;dtd Alpha ,,,,.,as oj'Dtw11btr 2024.  CONFIDENTIAL I DRAFI

Highly Preliminary – DRAFT

Illustrative Discounted Cash Flow Analysis – Synergies (Citi)

Unlevered Free Cash Flow Profile

($ mm)	6 Months Ended 6/30/2025	Fiscal Year Ended June 30, 2026E	2027E	2028E	2029E	2030E	Terminal Year
Build to Cash Tax:							
Revenue Synergies	**--**	**$31**	**$76**	**$106**	**$138**	**$149**	**$149**
% Growth		*N/A*	*145.7%*	*39.2%*	*30.0%*	*8.0%*	
(-) Cost of Revenue Synergies	--	(4)	(11)	(16)	(24)	(31)	(31)
% Contribution Margin		*87.5%*	*86.2%*	*85.0%*	*82.9%*	*78.9%*	*78.9%*
(+) Net Cost Synergy / (Investment)	9	75	104	110	115	120	120
(+) ASC 606 Interest from Synergies	--	0	2	4	7	10	10
Adj. EBITDA Synergies	**$9**	**$103**	**$172**	**$204**	**$237**	**$248**	**$248**
Cash Tax	(2)	(23)	(38)	(45)	(52)	(54)	(54)
% Tax Rate	*22.0%*	*22.0%*	*22.0%*	*22.0%*	*22.0%*	*22.0%*	*22.0%*
Build to UFCF:							
Collections from Revenue Synergies	**--**	**$9**	**$33**	**$68**	**$111**	**$156**	**$156**
% Growth		*N/A*	*271.7%*	*105.3%*	*62.9%*	*41.0%*	
(-) Cost of Revenue Synergies	--	(4)	(11)	(16)	(24)	(31)	(31)
(+) Net Cost Synergy / (Investment)	9	75	104	110	115	120	120
(-) Cash Tax	(2)	(23)	(38)	(45)	(52)	(54)	(54)
Unlevered Free Cash Flow	**$7**	**$58**	**$89**	**$117**	**$150**	**$190**	**$190**

Illustrative Sensitivity Analysis

Discount Rate	Implied Equity Value Per Share of Synergies[1] – Perpetuity Growth Rate 3.0%	4.0%	5.0%	Implied Terminal UFCF Multiple of Synergies (Pre-SBC) – Perpetuity Growth Rate 3.0%	4.0%	5.0%	Implied Equity Value Per Share of Cost Synergies[1] – Perpetuity Growth Rate 3.0%	4.0%	5.0%
11.3%	$28	$31	$35	13.9x	15.9x	18.6x	$15	$17	$19
11.9	26	29	32	13.1	14.9	17.2	14	16	17
12.4	25	27	30	12.3	13.9	16.0	13	15	16

Source: Alpha Management, FactSet, Public Filings. Market data as of 01/02/2025.
Note: Valuation date as of 12/31/2024. Assumes mid-year discounting. Share price rounded to nearest dollar. Discount rate reflects discount rate of Echo, Tax rate reflects that of Echo.
1) Alpha diluted shares outstanding as of 09/30/2024, includes: 63mm common, 0.7mm options (weighted average strike price: $142.49), 0.5 RSUs & PSUs outstanding.

14

CONFIDENTIAL | DRAFT

Appendix  Additional Echo + Alpha Synergies Detail

 CONFIDENTIAL | DRAFT  16  Preliminary GACV, Revenue & Cost Synergies  Source: Note:  Alpha Management.  Unactioned 2021 revenue synergy derived from GACV synergy assumptions across SSE and HAT with 3% contract escalation assumed. Revenue synergies driven by bookings with 61% recognized upfront, 32% recognized ratably over contact term and 7% recognized ratably as interest (excluded above). Squeeze out synergies project 25% expansion of GACV from 2021 plan. Cost synergies are inclusive of stock-based compensation.  Highly Preliminary – DRAFT  Growth in ACV  FY25  FY26  FY27  FY28  FY29  FY30  Bigger Loop Optimization for Hydrocarbons  --  $1  $2  $4  $4  $4  Expanding E&P to Non-Experts  --  1  2  1  2  2  T&D Asset Management  --  2  5  7  9  9  Harmonized Digital Transformation Portfolio  --  1  6  8  9  9  KOB1 Megaprojects  --  --  1  1  1  1  Refocused and Expanded Strategic Alliance  --  3  4  4  5  5  GACV (Unactioned 2021 Revenue Synergies)  --  $9  $20  $25  $30  $30  Memo: Bookings  --  32  73  94  114  114  Revenue  Unactioned 2021 Revenue Synergies  --  $21  $51  $71  $92  $99  Squeeze Out Revenue Synergies (at 50% of Unactioned 2021 Synergies)  --  10  25  35  46  50  A Total Revenue Synergies  --  $31  $76  $106  $138  $149  Memo: Collections  --  $9  $33  $68  $111  $156  CoR: Cost to Achieve  --  $2  $5  $8  $12  $16  S&M: Cost to Achieve  --  2  5  8  12  16  B Cost to Achieve Revenue Synergies  --  (4)  (11)  (16)  (24)  (31)  ACV-Based Margin (%)  --  129%  124%  120%  119%  118%  Contribution Margin to Adj. EBITDA (%)  --  113%  114%  115%  117%  121%  Direct Public Company Costs  $1  $5  $7  $7  $7  $8  % Total cost synergies  9%  6%  6%  6%  7%  7%  HR & Finance  3  14  18  19  19  19  % Total cost synergies  30%  18%  17%  17%  16%  16%  Other G&A Overhead  4  17  24  25  25  25  % Total cost synergies  42%  23%  23%  22%  22%  21%  R&D Productivity  (1)  33  47  50  53  56  % Total cost synergies  (6%)  44%  45%  45%  46%  47%  Stock-based Compensation  2  7  9  10  10  11  % Total cost synergies  24%  9%  9%  9%  9%  9%  C Net Cost (Synergy) / Investment  $9  $75  $104  $110  $115  $120  % Total synergies  100%  73%  61%  55%  50%  50%  Memo: Net Cost (Synergy) / Investment incl. Project Oscar  $33  $99  $128  $134  $139  $144  Memo: Cost to Achieve  ($15)  --  --  --  --  --  Adj. EBITDA Synergies (excl. ASC 606 Interest)  $9  $102  $170  $200  $229  $238  Adj. EBITDA Synergies (incl. ASC 606 Interest)  $9  $103  $172  $204  $237  $248  Pre-Tax Synergies (A - B + C)  $9  $80  $127  $162  $202  $245  Less: Cash Taxes (22% Tax Rate on Adj. EBITDA incl. ASC 606 Interest)  ($2)  ($23)  ($38)  ($45)  ($52)  ($54)  Less: Stock-Based Compensation Synergy  ($2)  ($7)  ($9)  ($10)  ($10)  ($11)  LFCF Synergies  $5  $51  $80  $107  $139  $179  Revenue Synergies, % of Alpha Revenue  NA  3%  5%  6%  7%  7%  Cost Synergies, % of Non-GAAP COGS + OpEx  NA  10%  13%  13%  13%  12%  Cost Synergies, % of Non-GAAP COGS + OpEx incl. Project Oscar  NA  13%  16%  16%  16%  14%  Cost Synergies, % of Non-GAAP OpEx  NA  13%  17%  17%  17%  16%  Cost Synergies, % of Non-GAAP OpEx incl. Project Oscar  NA  17%  21%  21%  21%  19%  Cost Synergies, % of Non-GAAP COGS + OpEx (excl. SBC)  NA  10%  13%  13%  13%  12%  Cost Synergies, % of Non-GAAP COGS + OpEx incl. Oscar (excl. SBC)  NA  13%  16%  16%  16%  14%

 These materials have been prepared by Qatalyst Partners LP (including any affiliates “Qatalyst”) for the Qatalyst client or potential client to whom such materials are directly addressed and delivered or a special committee of the Board of Directors thereof (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Qatalyst. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Qatalyst. Qatalyst assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, Qatalyst has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by Qatalyst in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Qatalyst, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting this presentation, the Company acknowledges that (a) Qatalyst is not in the business of providing (and the Company is not relying on Qatalyst for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any transaction, (c) the Company should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) the Company should apprise senior management as to such legal, tax and  accounting advice (and any risks associated with any transaction) and Qatalyst’s disclaimer as to these matters. Qatalyst does not provide tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Qatalyst to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. 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These materials have not been prepared with a view toward public disclosure under state or federal securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted, summarized or referred to, in whole or in part, without the prior written consent of Qatalyst. These materials may not reflect information known to other professionals in other business areas of Qatalyst.  Qatalyst is a full service securities firm providing investment banking and other services and products to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities or loans of the Company, potential counterparties, or any other company that may be involved in a transaction.  Qatalyst is required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with it, which information includes the complete name and address and taxpayer ID number. Qatalyst may also request corporate formation documents, or other forms of identification, to verify information provided.  CONFIDENTIAL | DRAFT  Disclaimer

 The preceding pages contain material provided to the Special Committee of the Board of Directors of Alpha (the “Company”) by Citigroup Global Markets Inc. (“Citi”) in connection with the  proposed transaction involving the Company and Echo.  The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and other sources. Any estimates and projections contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of the Company, that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi.  The accompanying material was not prepared for use by readers not as familiar with the Company and Echo as the Special Committee of the Board of Directors of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Special Committee of the Board of Directors of the Company. The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, tax or accounting advice.  CONFIDENTIAL | DRAFT  Disclaimer